Exhibit 99.3

SL Green Realty Corp.

Third Quarter 2004

Supplemental Data

September 30, 2004

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s Internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Gregory F. Hughes at greg.hughes@slgreen.com or at 212-594-2700.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended September 30, 2004 that will subsequently be released on Form 10-Q to be filed on or before November 10, 2004.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Joint Venture Statements
Statement of Stockholders’ Equity
Funds From Operations

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

THIRD QUARTER 2004

UNAUDITED

FINANCIAL RESULTS

Funds From Operations before minority interests (FFO), for the third quarter 2004 totaled $40.7 million, or $0.94 per share (diluted), a 8% increase compared to the same quarter in 2003 when FFO totaled $33.9 million, or $0.87 per share (diluted).

Net income available to common shareholders for the third quarter 2004 totaled $20.3 million, or $0.49 per share (diluted), compared to the same quarter in 2003 when net income totaled $19.4 million, or $0.59 per share (diluted).  The three months ended September 30, 2003 included a gain on sale of 1370 Broadway totaling $3.7 million ($0.10 per share).

Funds available for distribution (FAD) for the third quarter 2004 decreased to $0.57 share per share (diluted) versus $0.68 per share (diluted) in the prior year, a 17% decrease.  The decrease was primarily due to the $0.12 per share increase in free and straight line rent tenant improvements and leasing commissions at the unconsolidated joint venture properties.

The Company’s dividend payout ratio was 53% of FFO and 89% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 15% in the third quarter to $87.3 million compared to $75.9 million last year.  The $11.4 million growth in revenue resulted primarily from the following items:

•                  $5.9 million increase from 2003 and 2004 acquisitions

•                  $4.4 million increase in preferred and investment income

•                  $1.8 million increase from same-store properties including $0.5 relating to assets held for sale reflected in discontinued operations

•                  $0.2 million decrease in other revenue which was partially offset by an increase in other income, primarily due to lease buy-out income

The Company’s EBITDA increased by $13.6 million to $53.6 million; margins before ground rent increased to 77.5% compared to 63.8% for the same period last year.  The following items drove EBITDA improvements:

(1)   $7.6 million increase from the equity in income from unconsolidated joint ventures primarily due to the December 2003 acquisition of 1221 Avenue of the Americas ($7.0 million).

(2)   $4.3 million increase from 2003 and 2004 acquisitions

(3)   $1.4 million increase from same-store properties including $0.6 million relating to assets held for sale reflected in discontinued operations.

(4)   $4.4 million increase in investment and preferred income primarily due to the recognition of accelerated origination and exit fees related to the early redemption of several mortgage investments, and an increase in the weighted-average asset balance from $194.7 million to $302.1 million.  The weighted-average yield decreased from 12.45% to 10.2%.

(5)   $2.6 million decrease from higher MG&A expense.

(6)   $0.9 million decrease in non- real estate revenues net of expenses.

FFO before minority interests improved $6.7 million primarily as a result of:

•                  $13.6 million increase in EBITDA

•                  $2.4 million increase in FFO from unconsolidated joint ventures primarily due to increased depreciation expense from 1221 Avenue of the Americas

•                  $0.3 million decrease in FFO from other adjustments

•                  $4.8 million decrease from perpetual preferred stock dividends

•                  $4.7 million decrease from higher interest expense

•                  $0.5 million increase from discontinued operations

The $4.7 million increase in interest expense was primarily associated with additional debt used to fund new investment activity ($5.2 million) and higher interest costs associated with property-level refinancings ($1.6 million) which were partially offset by reduced loan balances due to previous disposition activity ($1.5 million) and proceeds from the Company’s common and preferred stock offerings and other ($0.6 million).

SAME-STORE RESULTS

Same-store third quarter GAAP NOI increased $2.1 million (7%) to $30.8 million in 2004.  Operating margins after ground rent were essentially flat increasing 1.1% to 50.7%.

The $2.1 million increase in GAAP NOI was primarily due to:

•                  $1.2 million (3%) increase in rental revenue primarily due to improved leasing at 555 West 57th Street and 1372 Broadway

•                  $0.5 million (5%) increase in escalation and reimbursement revenue primarily due to real estate tax and utility reimbursements

•                  $0.9 million (9%) increase in other income primarily due to lease buy-out income

•                  $0.6 million (6%) increase in real estate taxes

•                  $0.1 million (3%) decrease in ground rent. Operating expenses were flat.

Structured Finance Activity

As of September 30, 2004, the par value of our structured finance and preferred equity investments totaled $325.8 million.  The weighted average balance outstanding for the third quarter of

2004 was $302.1 million.  During the third quarter of 2004, the weighted average yield was 10.2%.

During the third quarter 2004, the Company originated $80.0 million of structured finance investments with an initial yield of approximately 11.1%.  The Company also received redemptions totaling $19 million that were yielding 13.5%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at September 30, 2004 was 554,940 usable square feet net of holdover tenants.  During the quarter, 620,145 additional usable office, retail and storage square feet became available at an average escalated cash rent of $31.60 per rentable square foot.  Space available before holdovers to lease during the quarter totaled 1,175,085 usable square feet, or 6.9% of the total portfolio.

During the third quarter, 79 leases were signed totaling 383,046 usable square feet.  New cash rents averaged $34.91 per rentable square foot.  Replacement rents were 28% higher than rents on previously occupied space, which had fully escalated cash rents averaging $27.36 per rentable square foot.  The average lease term was 9.6 years and average tenant concessions were 4.9 months of free rent with a tenant improvement allowance of $25.96 per rentable square foot.  Including early renewals and excluding holdover tenants, the tenant renewal rate was 31% based on square feet expiring.  36 leases have expired comprising 83,095 usable square feet that are in a holdover status.  This results in 708,944 usable square feet (net of holdovers) remaining available as of September 30, 2004.

The Company signed 19 office leases for 119,695 square feet that were for early renewals.  The early renewals for space were not scheduled to become available until after the fourth quarter of 2004.  The Company renewed the current office tenants at an average cash rent of $35.55 per rentable square foot, representing an increase of 2.5% above the previously fully escalated rents of $34.68.  The average lease term extension on the office early renewals was 8.3 years with a tenant improvement allowance of $15.70 per rentable square foot and 0.9 months of free rent.

REAL ESTATE ACTIVITY

750 Third Avenue and 485 Lexington Avenue

In July 2004, we acquired two office buildings, comprising 1.7 million square feet, located at 750 Third Avenue (“750 Third”) and 485 Lexington Avenue (“485 Lexington”) for $480.0 million, or $282 per square foot.  The properties were acquired from TIAA-CREF, a national financial services company.  The properties were acquired separately by two SL Green-controlled entities.

750 Third was purchased by us as a wholly-owned asset for $255.0 million.  The acquisition was initially funded by proceeds from our unsecured revolving credit facility.

485 Lexington was acquired in a joint venture with The City Investment Fund and The Witkoff Group.  We own approximately 30.0% of the equity interests in the property.  SL Green’s interest may increase based on incentive performance.  The allocated price for 485 Lexington was $225.0 million.  The joint venture entered into a $240.0 million credit facility to finance the acquisition and redevelopment of 485 Lexington Avenue.  The loan, which will bear interest at 200 basis points over the 30-day LIBOR, is for three years and has two one-year extension options.  At closing, the joint venture drew approximately $175.0 million to fund the acquisition.

1466 Broadway

The Company entered into an agreement to sell 1466 Broadway, also known as 6 Times Square, to Sitt Asset Management and Steven J. Sutton. The transaction, which is subject to customary closing conditions, is expected to close during November 2004. The purchase price is $160.0 million, or approximately $537 per square foot. Proceeds from the sale will be used to pay down corporate debt and to fund future acquisitions.  Substantially all of the taxable gain on sale will be deferred through a reverse-1031 exchange with 750 Third Avenue.

17 Battery Place North

The Company entered into an agreement to sell 17 Battery Place North to an affiliate of the Moinian Group. The transaction, which is subject to customary closing conditions, is expected to close during the fourth quarter of 2004. The purchase price is $70.0 million, or approximately $170 per square foot. Substantially all of the taxable gain on sale will be deferred through a reverse-1031 exchange with 750 Third Avenue.

625 Madison Avenue

Subsequent to September 30, 2004, the Company acquired 625 Madison Avenue for $231.5 million, or approximately $415 per square foot. The approximately 558,000 square feet, 17-story building contains 53,000 square feet of retail space and is 68% occupied. The property was acquired with cash and the issuance of approximately 300,000 common units in SL Green Operating Partnership, L.P., valued at $50.50 per unit. The building is also encumbered by a $102 million mortgage loan held by the New York State Teacher’s Retirement System that SL Green will assume upon closing. The mortgage has a fixed annual interest rate of 6.27% and will mature in November 2015. The property being acquired is subject to a ground lease expiring on June 30, 2054, after exercise of all options.

Financing/ Capital Activity

Common Stock Offering

In August 2004, the Company priced a public offering of 1,350,000 shares of our common stock at $48.50 per share.  Gross proceeds from this offering (approximately $65.2 million) were used to repay amounts outstanding under our unsecured revolving credit facility.

Series D Perpetual Preferred Stock

In July 2004, we issued an additional 1.55 million shares of our Series D preferred stock.  We received net proceeds of approximately $37.3 million.  The gross proceeds from the Series D offerings were $100.0 million.

Corporate Debt Obligations

In August 2004, we modified three separate corporate debt obligations, increasing capacity from $625 million to $750 million and lowering the overall cost of borrowing under the facilities by 25 to 35 basis points.

Our $200 million term loan was increased by $125 million to $325 million. In addition to certain covenant modifications, the agreement reduced borrowing spreads to between 1.10% and 1.40% over LIBOR, depending on our overall leverage ratio.  The maturity date was extended to August 2009. $325 million is currently outstanding under the term loan. To limit exposure to the variable LIBOR rate, we entered into a step swap agreement on the new term loan borrowings. The swap agreement includes an initial 12-month all-in rate of approximately 4.11% and a blended all-in rate of approximately 5.05% with a final maturity date in August 2009.

In two other separate agreements executed in September 2004, borrowing spreads on the $300 million unsecured revolving credit facility and $125 million secured revolving credit facility were reduced to between 1.05% and 1.35% over LIBOR, depending on our overall leverage ratio. $45 million and $125 million are currently outstanding under the unsecured and secured revolving credit facilities, respectively.

Other

Dividends

On September 15, 2004, the Company declared a dividend distribution of $0.50 per common share for the third quarter 2004.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.00 per common share.

On September 15, 2004, the Company also declared a dividend on it’s Series C preferred stock for the period July 15, 2004 through and including October 14, 2004, of $0.4766 per share, payable October 15, 2004 to shareholders of record on the close of business on September 30, 2004. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On September 15, 2004, the Company also declared a dividend on it’s Series D preferred stock for the period July 15, 2004 through and including October 14, 2004, of $0.4922 per share, payable October 15, 2004 to shareholders of record on the close of business on September 30, 2004. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

Consolidation of Affiliate

In connection with recently enacted accounting pronouncements (FIN 46) the Company has consolidated the results of its previously unconsolidated affiliate.  The consolidation is effective July 1, 2003 and is not retroactive for the three and six months ended December 31, 2003.  The consolidated affiliate revenue totaled $2.0 million and consolidated expenses totaled $1.8 for the three months ended September 30, 2004.

OTHER

Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twenty-one months (since January 1, 2003).  The 2004 same-store pool will include the following wholly owned properties:

2004 SAME-STORE

673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North
110 East 42nd Street	317 Madison Avenue

The 2004 same-store pool for the fourth quarter will be adjusted to remove 1466 Broadway and 17 Battery Place North as they are under contract of sale.  The sales, which are subject to normal closing conditions, are expected to close during the fourth quarter.

SL Green Realty Corp.

Key Financial Data

September 30, 2004

(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003

Earnings Per Share
Net income available to common shareholders - diluted	$0.49	$1.13	$0.40	$0.58	$0.59
Funds from operations available to common shareholders - diluted	$0.94	$1.04	$0.83	$0.89	$0.87
Funds available for distribution to common shareholders - diluted	$0.57	$0.72	$0.56	$0.56	$0.68

Common Share Price & Dividends
At the end of the period	$51.81	$46.80	$47.70	$41.05	$36.11
High during period	$51.81	$48.20	$47.78	$41.05	$37.42
Low during period	$47.19	$40.24	$41.12	$36.12	$34.52
Common dividends per share	$0.500	$0.500	$0.500	$0.500	$0.465
FFO Payout Ratio	53.26%	48.09%	60.03%	56.42%	54.58%
FAD Payout Ratio	88.45%	69.86%	89.68%	89.42%	68.00%

Common Shares & Units
Common shares outstanding	40,547	38,692	38,551	36,016	35,876
Units outstanding	2,225	2,225	2,225	2,306	2,306
Total shares and units outstanding	42,772	40,917	40,776	38,322	38,182

Weighted average common shares and units outstanding - basic	39,386	38,638	37,978	35,957	31,269
Weighted average common shares and units outstanding - diluted	43,317	42,456	42,010	39,764	39,186

Market Capitalization
Market value of common equity	$2,216,017	$1,914,902	$1,945,017	$1,573,114	$1,378,753
Liquidation value of preferred equity	257,500	218,750	157,500	157,500	—
Consolidated debt	1,127,254	919,080	1,060,428	1,119,449	792,426
Consolidated market capitalization	$3,600,771	$3,052,732	$3,162,945	$2,850,063	$2,171,179
SLG portion JV debt	565,482	496,542	489,940	473,558	402,635
Combined market capitalization	$4,166,253	$3,549,274	$3,652,885	$3,323,621	$2,573,814

Consolidated debt to market capitalization	31.31%	30.11%	33.53%	39.28%	36.50%
Combined debt to market capitalization	40.63%	39.88%	42.44%	47.93%	46.43%

Consolidated debt service coverage	3.63	4.05	3.68	3.71	3.83
Consolidated fixed charge coverage	2.44	2.78	2.59	2.83	2.66
Combined fixed charge coverage	2.37	2.46	2.49	2.67	2.44

Portfolio Statistics
Directly owned buildings	21	20	20	20	19
Joint venture buildings	8	7	7	6	6
	29	27	27	26	25

Directly owned square footage	8,950,000	8,170,000	8,170,000	8,170,000	7,970,000
Joint venture square footage	8,195,000	7,274,000	7,274,000	6,902,000	4,635,000
	17,145,000	15,444,000	15,444,000	15,072,000	12,605,000

Quarter end occupancy-portfolio	95.9%	96.6%	96.3%	95.8%	95.5%
Quarter end occupancy- same store	95.2%	97.0%	96.9%	95.8%	97.5%

	As of or for the three months ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003

Selected Balance Sheet Data
Real estate assets before depreciation	$1,630,558	$1,370,329	$1,355,880	$1,346,431	$1,273,606
Investments in unconsolidated joint ventures	$549,654	$502,658	$600,002	$590,064	$205,821
Structured finance investments	$325,807	$264,296	$276,538	$218,989	$167,954

Total Assets	$2,591,425	$2,256,614	$2,295,883	$2,261,841	$1,765,147

Fixed rate & hedged debt	$1,008,354	$884,180	$782,428	$783,449	$539,426
Variable rate debt	118,900	34,900	278,000	336,000	253,000
Total consolidated debt	$1,127,254	$919,080	$1,060,428	$1,119,449	$792,426

Total Liabilities	$1,292,834	$1,069,335	$1,210,662	$1,256,268	$926,791

Fixed rate & hedged debt-including SLG portion JV debt	$1,275,771	$1,151,772	$1,010,358	$1,011,507	$767,611
Variable rate debt - including SLG portion JV debt	416,965	263,850	540,010	581,500	427,450
Total combined debt	$1,692,736	$1,415,622	$1,550,368	$1,593,007	$1,195,061

Selected Operating Data
Property operating revenues	$74,006	$68,454	$65,916	$67,394	$67,948
Property operating expenses	38,711	35,770	36,760	34,411	35,928
Property operating NOI	$35,295	$32,684	$29,156	$32,983	$32,020
NOI from discontinued operations	3,196	2,763	2,653	3,269	2,617
Total property operating NOI	$38,491	$35,447	$31,809	$36,252	$34,637

SLG share of Property NOI from JVs	$22,413	$22,412	$22,174	$12,886	$12,094
Structured finance income	$8,283	$8,562	$13,829	$9,861	$3,860
Other income	$4,980	$6,981	$2,490	$3,668	$4,113

Marketing general & administrative expenses	$5,574	$4,467	$10,903	$8,048	$2,994

Consolidated interest	$16,239	$14,578	$14,830	$12,683	$10,991
Combined interest	$21,656	$19,616	$19,944	$17,366	$15,978
Preferred Dividend & Accretion	$4,843	$3,446	$3,000	$625	$2,224

Office Leasing Statistics
Total office leases signed	91	70	59	62	69
Total office square footage leased	522,001	341,730	251,144	664,716	275,434

Average rent psf	$31.48	$32.43	$30.98	$31.27	$34.55
Escalated rents psf	$31.38	$32.95	$30.22	$30.71	$32.85
Percentage of rent over escalated	0.3%	-1.6%	2.5%	1.8%	5.2%
Tenant concession packages psf	$25.06	$20.34	$26.21	$22.43	$16.49
Free rent months	3.5	1.4	1.9	1.1	1.1

COMPARATIVE BALANCE SHEETS

Unaudited

(000’s omitted)

	9/30/2004	9/30/2003	+/-	6/30/2004	+/-	3/31/2004	+/-
Assets
Commercial real estate properties, at cost:
Land & land interests	$206,824	$167,816	$39,008	$174,625	$32,199	$168,660	$38,164
Buildings & improvements fee interest	1,055,811	841,716	214,095	862,527	193,284	857,278	198,533
Buildings & improvements leasehold	225,207	251,866	(26,659)	320,969	(95,762)	317,734	(92,527)
Buildings & improvements under capital lease	12,208	12,208	0	12,208	0	12,208	0
	$1,500,050	$1,273,606	$226,444	$1,370,329	$129,721	$1,355,880	$144,170
Less accumulated depreciation	(163,734)	(147,083)	(16,651)	(175,601)	11,867	(165,333)	1,599
	$1,336,316	$1,126,523	$209,793	$1,194,728	$141,588	$1,190,547	$145,769
Other Real Estate Investments:					—		—
Investment in unconsolidated joint ventures	549,654	205,821	343,833	502,658	46,996	600,002	(50,348)
Mortgage loans receivable	239,094	146,642	92,452	239,070	24	191,912	47,182
Preferred equity investments	86,713	21,312	65,401	25,226	61,487	84,626	2,087
					—		—
Assets held for sale	125,322	—	125,322	—	125,322	—	125,322
Cash and cash equivalents	23,299	14,171	9,128	65,045	(41,746)	22,393	906
Restricted cash:					—		—
Tenant security	20,081	20,643	(562)	19,029	1,052	22,472	(2,391)
Escrows & other	25,857	89,996	(64,139)	22,839	3,018	25,296	561
Tenant and other receivables, net of $8,691 reserve at 9/30/04	18,109	14,022	4,087	14,347	3,762	14,333	3,776
Related party receivables	3,935	7,068	(3,133)	4,509	(574)	3,524	411
Deferred rents receivable, net of reserve for					—		—
tenant credit loss of $6,141 at 9/30/04	58,735	61,361	(2,626)	66,811	(8,076)	64,562	(5,827)
Investment in and advances to affiliates	—	—	—	—	—	—	—
Deferred costs, net	50,574	36,969	13,605	44,831	5,743	44,379	6,195
Other assets	53,736	20,619	33,117	57,521	(3,785)	31,837	21,899

Total Assets	$2,591,425	$1,765,147	$826,278	$2,256,614	$334,811	$2,295,883	$295,542

	9/30/2004	9/30/2003	+/-	6/30/2004	+/-	3/31/2004	+/-
Liabilities and Stockholders’ Equity
Mortgage notes payable	$513,354	$532,426	$(19,072)	$514,180	$(826)	$515,018	$(1,664)
Unsecured & Secured term loans	425,000	165,000	260,000	300,000	125,000	367,410	57,590
Revolving credit facilities	188,900	95,000	93,900	104,900	84,000	178,000	10,900
Derivative Instruments-fair value	4,822	5,390	(568)	1,277	3,545	11,518	(6,696)
Accrued interest payable	5,015	2,553	2,462	4,135	880	4,788	227
Accounts payable and accrued expenses	62,692	46,935	15,757	57,801	4,891	46,953	15,739
Deferred revenue	13,156	9,267	3,889	8,599	4,557	8,623	4,533
Capitalized lease obligations	16,385	16,090	295	16,328	57	16,247	138
Deferred land lease payable	15,646	15,106	540	15,486	160	15,326	320
Dividend and distributions payable	25,569	17,914	7,655	23,447	2,122	24,003	1,566
Liabilities related to assets held for sale	1,822	—	1,822	—	1,822	—	1,822
Security deposits	20,473	21,110	(637)	23,182	(2,709)	22,776	(2,303)
Total Liabilities	$1,292,834	$926,791	$366,043	$1,069,335	$223,499	$1,210,662	$82,172

Minority interest (2,225 units outstanding) at 9/30/04	54,297	54,472	(175)	54,240	57	52,756	1,541

8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference	—	—	—	—	—	—	—

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	—	151,981	151,981	—	151,981	—
7.875% Series D Perpetual Preferred Shares	96,321	—	96,321	58,873	37,448	—	96,321
Common stock, $.01 par value 100,000
shares authorized, 40,547 issued and
outstanding at 9/30/04	405	358	47	387	18	385	20
Additional paid – in capital	907,638	722,565	185,073	830,821	76,817	825,842	81,796
Deferred compensation plans	(16,329)	(9,062)	(7,267)	(17,051)	722	(17,642)	1,313
Accumulated other comprehensive income/(loss)	2,548	(5,382)	7,930	6,337	(3,789)	(3,704)	6,252
Retained earnings	101,730	75,405	26,325	101,691	39	75,603	26,127
Total Stockholders’ Equity	$1,244,294	$783,884	$460,410	$1,133,039	$111,255	$1,032,465	$211,829

Total Liabilities and Stockholders’ Equity	$2,591,425	$1,765,147	$826,278	$2,256,614	$334,811	$2,295,883	$295,542

COMPARATIVE STATEMENTS OF OPERATIONS

($000’s omitted)

	Three Months Ended				Three Months Ended		Nine Months Ended
	Sep-04	Sep-03	+/-%		Jun-04%		Sep-04	Sep-03
Revenues
Rental revenue, net	58,983	53,125	5,858	11%	56,613	4%	171,192	150,971

Free rent	1,409	1,499	(91)	-6%	1,596	-12%	4,348	4,220
Amortization of free rent	(1,037)	(939)	(97)	10%	(1,093)	-5%	(3,042)	(2,535)
Net free rent	372	560	(188)	-34%	503	-26%	1,306	1,685

Straight-line rent	2,043	1,714	329	19%	2,101	-3%	5,831	4,660
FAS 141 Revenue Adjustment	(58)	(42)	(17)	40%	(58)	0%	(175)	(97)
Allowance for S/L tenant credit loss	(443)	(213)	(230)	108%	(447)	-1%	(1,810)	(906)
Escalation and reimbursement revenues	12,932	12,755	177	1%	9,691	33%	31,849	29,826
Signage rent	177	49	128	262%	52	241%	198	192
Preferred equity investment income	2,479	658	1,821	277%	2,138	16%	8,660	2,945
Investment income	5,804	3,201	2,602	81%	6,424	-10%	22,013	9,280
Other income	4,980	4,113	867	21%	6,981	-29%	14,433	6,940
Total Revenues, net	87,268	75,920	11,348	15%	83,998	4%	253,497	205,496

Equity in loss from affiliates	—	—	—	0%	—	0%	—	(196)
Equity in income from unconsolidated joint ventures	10,632	3,036	7,596	250%	10,834	–2%	32,017	10,863

Operating expenses	22,779	21,729	1,051	5%	20,533	11%	64,833	54,302
Ground rent	3,759	3,366	393	12%	3,866	-3%	11,490	9,796
Real estate taxes	12,173	10,834	1,339	12%	11,371	7%	34,917	29,507
Marketing, general and administrative	5,574	2,994	2,580	86%	4,467	25%	20,944	8,984
Total Operating Expenses	44,285	38,923	5,362	14%	40,237	10%	132,184	102,589

EBITDA	53,615	40,033	13,582	34%	54,594	-2%	153,330	113,574

Interest	16,404	11,736	4,667	40%	14,740	11%	46,132	33,111
FAS 141 Interest Adjustment	(166)	(152)	(14)	9%	(162)	2%	(487)	(301)
Depreciation and amortization	13,225	11,311	1,914	17%	12,036	10%	37,058	31,028

Income Before Minority Interest and Items	24,152	17,138	7,014	41%	27,980	-14%	70,627	49,737

Income from Discontinued Operations	2,052	1,645	407	25%	1,402	46%	4,775	7,755
Gain on sale of Discontinued Operations	—	3,745	(3,745)	-100%	—	0%	—	21,269
Equity in net gain on sale of joint venture property	—	—	—	0%	22,012	-100%	22,012	—
Minority interest - OP	(1,054)	(887)	(167)	19%	(2,561)	-59%	(4,478)	(2,800)
Net Income	25,150	21,641	3,509	16%	48,833	-48%	92,936	75,961

Dividends on convertible preferred shares	—	2,093	(2,093)	-100%	—	0%	—	6,693
Dividends on perpetual preferred shares	4,843	—	4,843	0%	3,446	41%	11,289	—
Preferred stock accretion	—	131	(131)	-100%	—	0%	—	394
Net Income Available For Common Shareholders	20,307	19,417	890	5%	45,386	-55%	81,647	68,874

Ratios
MG&A to Real Estate Revenue, net	7.53%	4.40%			6.52%		10.04%	4.82%
MG&A to Total Revenue, net	6.39%	3.94%			5.32%		8.26%	4.37%
Operating Expense to Real Estate Revenue, net	30.76%	31.96%			29.97%		31.09%	29.13%
EBITDA to Real Estate Revenue, net	72.39%	58.88%			79.68%		73.52%	60.92%
EBITDA before Ground Rent to Real Estate Revenue, net	77.46%	63.83%			85.33%		79.02%	66.18%

	Three Months Ended				Three Months Ended		Nine Months Ended
	Sep-04	Sep-03	+/-%		Jun-04%		Sep-04	Sep-03
Per share data:

Earnings per Share
Net income per share (basic)	0.52	0.62	(0.10)	-16%	1.18	-56%	2.11	2.22
Net income per share (diluted)	0.49	0.59	(0.10)	-17%	1.13	-57%	2.03	2.09

Taxable Income
Net Income Available For Common Shareholders	20,307	19,417	890	5%	45,386	-55%	81,647	68,874
Book/Tax Depreciation Adjustment	(4,730)	1,756	(6,486)	-369%	2,306	-305%	(261)	6,349
Book/Tax Gain Recognition Adjustment	3,000	(622)	3,622	-582%	(21,112)	-114%	(18,112)	(13,449)
Book/Tax JV Net equity adjustment	(3,473)	—	(3,473)	—	691	-603%	390	—
Other Operating Adjustments	1,727	(234)	1,961	-838%	(1,394)	-224%	(1,701)	(6,789)
C-corp Earnings	161	131	30	23%	66	144%	566	327
Taxable Income	16,992	20,448	(3,456)	-17%	25,943	-35%	62,529	55,312

Dividend per share	0.500	0.465	0.035	8%	0.500	0%	1.50	1.40
Estimated payout of taxable income	119%	92%	27%	30%	76%	57%	97%	91%
Basic weighted average common shares	40,547	31,269	9,278	30%	38,638	5%	40,547	31,021
Diluted weighted average common shares and common share equivalents outstanding	43,318	39,186	4,132	11%	42,456	2%	42,566	38,748

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, and 1412 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS

Balance sheet for unconsolidated property joint ventures

Unaudited

(000’s omitted)

	September 30, 2004		September 30, 2003
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	486,337	206,876	216,995	115,806
Buildings & improvements	2,024,481	866,077	912,940	486,604
	2,510,818	1,072,953	1,129,935	602,410
Less accumulated depreciation	(81,809)	(40,921)	(56,790)	(29,782)

Net Real Estate	2,429,009	1,032,032	1,073,145	572,628

Cash and cash equivalents	62,744	29,537	32,772	17,232
Restricted cash	29,342	13,953	32,850	17,638
Tenant receivables, net of $735 reserve	5,509	2,656	6,434	3,400
Deferred rents receivable, net of reserve for tenant credit loss of $1,256 at 9/30/04	28,485	14,432	20,708	10,888
Deferred costs, net	28,226	12,855	12,102	6,429
Other assets	20,370	9,451	10,016	5,336

Total Assets	2,603,685	1,114,916	1,188,027	633,551

Mortgage loans payable	1,337,913	565,482	755,196	402,635
Derivative Instruments-fair value	16	9	—	—
Accrued interest payable	5,149	2,172	1,981	1,027
Accounts payable and accrued expenses	66,348	30,106	20,393	10,644
Security deposits	6,920	3,288	5,650	2,850
Contributed Capital (1)	1,187,339	513,859	404,807	216,395

Total Liabilities and Equity	2,603,685	1,114,916	1,188,027	633,551

As of September 30, 2004 the Company has eight joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 16.67% interest in 1 Park Avenue reduced from 55% in May 2004, a 55% interest in 1515 Broadway acquired in May 2002,  a 45% interest in 1221 Avenue of the Americas acquired in December 2003, a 35% interest in 19 W. 44th Street acquired in March 2004, and a 30% interest in 485 Lexington Avenue acquired in July 2004.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.  Additional detail is available on page 37.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint ventures reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS

Statements of operations for unconsolidated property joint ventures

Unaudited

(000’s omitted)

	Three Months Ended September 30, 2004		Three Months Ended September 30, 2003
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	67,257	29,654	32,523	17,200
Free rent	2,436	1,310	998	532
Amortization of free rent	(325)	(170)	(296)	(152)
Net free rent	2,111	1,140	702	380

Straight-line rent	3,607	1,542	1,799	962
FAS 141 Adjustment	488	230	—	—
Allowance for S/L tenant credit loss	(562)	(250)	(228)	(122)
Escalation and reimbursement revenues	13,913	6,382	9,858	5,249
Investment income	109	57	120	64
Other income	122	53	8	4
Total Revenues, net	87,045	38,808	44,782	23,737

Expenses
Operating expenses	20,659	9,394	13,146	6,991
Real estate taxes	15,356	7,001	8,760	4,652
Total Operating Expenses	36,015	16,395	21,906	11,643

GAAP NOI	51,030	22,413	22,876	12,094
Cash NOI	45,874	19,981	20,603	10,874

Interest	12,672	5,417	9,480	4,987
Depreciation and amortization	14,375	6,364	7,678	4,073

Net Income	23,983	10,632	5,718	3,034

Plus: Real Estate Depreciation	13,497	5,922	6,570	3,477
Plus: Management & Leasing Fees	—	—	—	—
Funds From Operations	37,480	16,554	12,288	6,511

FAD Adjustments:
Plus: Non Real Estate Depreciation	878	443	1,108	596
Plus: 2% Allowance for S/L Tenant Credit Loss	562	250	228	122
Less: Net FAS 141 Adjustment	(488)	(230)
Less: Free and S/L Rent	(5,719)	(2,682)	(2,501)	(1,296)
Less: Second Cycle Tenant Improvement,	(6,089)	(2,553)	(1,612)	(809)
Less: Second Cycle Leasing Commissions	(4,512)	(2,007)	(406)	(211)
Less: Recurring Capex	(390)	(201)	(77)	(42)
FAD Adjustment	(15,758)	(6,980)	(3,260)	(1,640)

Operating Expense to Real Estate Revenue, net	23.78%	24.26%	29.29%	29.39%
GAAP NOI to Real Estate Revenue, net	58.73%	57.89%	50.97%	50.83%
Cash NOI to Real Estate Revenue, net	52.80%	51.61%	45.90%	45.71%

Gramercy Joint Venture Statements

Unaudited

(000’s omitted)

Balance Sheet

9/30/2004
Assets
Cash	$50,401
Loans and other lending investments, net	122,330
Other assets	2,704
Total Assets	$175,435

Liabilities and Stockholders’ Equity
Credit facilities	$—
Other liabilities	1,984
Total Liabilities	1,984

Commitments and contingencies	—

Stockholders’ Equity
Total stockholders’ equity	173,451

Total Liabilities and Stockholders’ Equity	$175,435

Total Outstanding Shares	13,312

Total SLG Shares	3,435

Income Statement

For the
Quarter Ended
9/30/2004
Revenues
Investment Income	$1,227
Other income	245
Total revenues	1,472

Expenses
Interest	63
Management fees	786
Depreciation and amortization	5
Marketing, general and administrative	332
Total expenses	1,186

GKK formation costs	275

Net income available to common shareholders	$11

SLG share of net income	$3

SLG share of FFO	$3

GKK Manager
Base management income	$547
Marketing, general and administrative expenses	152
Net Income before minority interest	395
Less: minority interest	59
SLG share of GKK Manager net income	336
Outsource reimbursement	209
Servicing reimbursement	31
Net management income and reimbursements from Gramercy	$576

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

($000’s omitted)

							Accumulated
						Deferred	Other
	Series C	Series D		Additional		Compensation	Comprehensive
	Preferred Stock	Preferred Stock	Common Stock	Paid-In Capital	Retained Earnings	Plan	Income/(Loss)	TOTAL

Balance at December 31, 2002	0	0	304	592,585	50,058	(5,562)	(10,740)	626,645

Net Income					98,159			98,159
Preferred Dividend and Accretion					(7,712)			(7,712)
Exercise of employee stock options			3	7,589				7,592
Stock based compensation - fair value				632				632
Cash distributions declared ($1.895 per common share)					(61,539)			(61,539)
Comprehensive Income - Unrealized gain of derivative instruments							9,779	9,779
Dividend reinvestment plan			1	3,650				3,651
Redemption of operating partnership units			3	5,699				5,702
Conversion of preferred stock			47	112,059				112,106
Net proceeds from preferred stock offering	151,981							151,981
Deferred compensation plan			2	6,668		(6,670)		—
Amortization of deferred compensation						3,786		3,786
Balance at December 31, 2003	151,981	—	360	728,882	78,966	(8,446)	(961)	950,782

Net Income					92,936			92,936
Preferred Dividend					(11,289)			(11,289)
Exercise of employee stock options			8	18,220				18,228
Stock based compensation fair value				749				749
Cash distributions declared ($1.50 per common share)					(58,883)			(58,883)
Comprehensive Income - Unrealized gain of derivative instruments							3,509	3,509
Dividend reinvestment plan			2	5,184				5,186
Redemption of operating partnership units			1	1,911				1,912
Net proceeds from issuance of common stock			31	138,599				138,630
Net proceeds from preferred stock offering		96,321						96,321
Deferred compensation plan			3	14,093		(14,096)		—
Amortization of deferred compensation						6,213		6,213
Balance at September 30, 2004	151,981	96,321	405	907,638	101,730	(16,329)	2,548	1,244,294

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2003	36,015,791	2,305,955	—	38,321,746	—	38,970,199

YTD share activity	4,530,812	(81,250)	—	4,449,562	—	4,449,562
Share Count at September 30, 2004 - Basic	40,546,603	2,224,705	—	42,771,308	—	42,771,308

Dilution Factor	(1,876,649)	20,291	1,650,868	(205,490)		(205,490)
Weighted Average Share Count at September 30, 2004 - Diluted	38,669,954	2,244,996	1,650,868	42,565,818	—	42,565,818

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited

($000’s omitted - except per share data)

		Three Months Ended			Three Months Ended		Nine Months Ended
		Sep-04	Sep-03%		Jun-04%		Sep-04	Sep-03%
Funds from operations
Net Income before Minority Interests and Items		24,152	17,138	41%	27,980	-14%	70,627	49,737	42%

Add:	Depreciation and Amortization	13,225	11,311	17%	12,036	10%	37,058	31,028	19%
	FFO from Discontinued Operations	3,196	3,216	-1%	2,764	16%	8,612	12,848	-33%
	FFO adjustment for Joint Ventures	5,922	3,477	70%	5,780	2%	17,702	10,302	72%
Less:	Dividends on Convertible Preferred Shares		2,093	131%	—	0%		6,693	-100%
	Dividends on Perpetual Preferred Shares	4,843	—	0%	3,446	41%	11,289	—	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	990	1,216	-19%	968	2%	2,911	3,586	-19%
	Funds From Operations - Basic	40,662	31,833	28%	44,146	-8%	119,799	93,636	28%

	Funds From Operations - Basic per Share	0.98	0.95	3%	1.08	-10%	2.92	2.81	10%

Add:	Dividends on Convertible Preferred Shares	—	2,093	-100%	—	0%	—	6,693	-100%
	Funds From Operations - Diluted	40,662	33,927	20%	44,146	-8%	119,799	100,328	19%

	Funds From Operations - Diluted per Share	0.94	0.87	8%	1.04	-10%	2.81	2.59	9%

Funds Available for Distribution
FFO		40,662	33,927	20%	44,146	-8%	119,799	100,328	19%

Add:	Non Real Estate Depreciation	990	1,216	-19%	968	2%	2,911	3,581	-19%
	Allowance for S/L tenant credit loss	443	213	108%	447	-1%	1,810	906	100%
	Straight-line Ground Rent	160	160	0%	160	0%	480	480	0%
	Non-cash Deferred Compensation	722	454	59%	591	22%	6,213	1,686	268%
Less:	FAD adjustment for Joint Ventures	6,980	1,640	326%	3,205	118%	13,746	6,326	117%
	FAD adjustment for Discontinued Operations	14	310	-95%	13	8%	131	1,201	-89%
	Straight-line Rental Income	2,043	1,714	19%	2,101	-3%	5,831	4,560	28%
	Net FAS 141 Adjustment	107	111	-3%	104	3%	312	204	53%
	Free Rent - Occupied (Net of Amortization, incl. First Cycle)	372	560	-34%	503	-26%	1,306	1,685	-22%
	Amortization of Mortgage Investment Discount	96	41	137%	17	464%	158	163	-3%
	Second Cycle Tenant Improvements	3,169	2,876	10%	6,679	-53%	16,801	10,040	67%
	Second Cycle Leasing Commissions	5,120	1,025	399%	2,395	114%	12,756	4,178	205%
	Revenue Enhancing Recurring CAPEX	147	352	-58%	167	-12%	376	665	-44%
	Non- Revenue Enhancing Recurring CAPEX	441	779	-43%	744	-41%	1,502	2,028	-26%

Funds Available for Distribution		24,487	26,559	-8%	30,384	-19%	78,294	75,933	3%
	Diluted per Share	0.57	0.68	-17%	0.72	-21%	1.84	1.96	-6%
First Cycle Leasing Costs
	Tenant Improvement	128	106	21%	144	-11%	320	2,410	-87%
	Leasing Commissions	300	25	1110%	—	0%	300	286	5%

Funds Available for Distribution after First Cycle Leasing Costs		24,059	26,429	-9%	30,241	-20%	77,674	73,237	6%

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.56	0.67	-18%	0.71	-22%	1.82	1.89	-3%

Redevelopment Costs		1,301	2,850	-54%	1,203	8%	3,380	7,197	-53%

Payout Ratio of Funds From Operations		53.26%	53.71%		48.09%		53.30%	53.88%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		88.45%	68.61%		69.86%		81.55%	71.19%

SELECTED FINANCIAL DATA

Capitalization Analysis

Unaudited

($000’s omitted)

	September 30,		June 30,	March 31,
	2004	2003	2004	2004
Market Capitalization
Common Equity:
Common Shares Outstanding	40,547	35,876	38,692	38,551
OP Units Outstanding	2,225	2,306	2,225	2,225
Total Common Equity (Shares and Units)	42,772	38,182	40,917	40,776
Share Price (End of Period)	51.81	36.11	46.80	47.70
Equity Market Value	2,216,017	1,378,753	1,914,902	1,945,017

Preferred Equity at Liquidation Value:	257,500	—	218,750	157,500
Real Estate Debt
Property Level Mortgage Debt	513,354	532,426	514,180	515,018
Company’s portion of Joint Venture Mortgages	565,482	402,635	496,542	489,940
Outstanding Balance on - Term Loans	425,000	165,000	300,000	367,410
Outstanding Balance on – Secured Credit Lines	143,900	14,000	104,900	100,000
Outstanding Balance on – Unsecured Credit Line	45,000	81,000	—	78,000
Total Combined Debt	1,692,736	1,195,061	1,415,622	1,550,368

Total Market Cap (Debt & Equity)	4,166,253	2,573,814	3,549,274	3,652,885

Availability
Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	4,000	11,500	4,000	4,000
Outstanding Balance	45,000	81,000	—	78,000
Net Line Availability	251,000	207,500	296,000	218,000

Term Loans
Maximum Available	425,000	200,000	300,000	367,410
Outstanding Balance	425,000	165,000	300,000	367,410
Net Availability	—	35,000	—	—

Secured Lines of Credit
Maximum Line Available	143,900	75,000	143,900	125,000
Outstanding Balance	143,900	14,000	104,900	100,000
Net Line Availability	—	61,000	39,000	25,000
Maximum availability under Lines of Credit & Term Loans	251,000	303,500	335,000	243,000

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	31.31%	36.50%	30.11%	33.53%
Debt to Gross Real Estate Book Ratio (1)	66.09%	61.71%	59.95%	71.48%
Secured Real Estate Debt to Secured Assets Gross Book (1)	75.16%	70.56%	74.63%	76.00%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	39.72%	16.63%	29.66%	56.77%
Secured Line of Credit to Structured Finance Assets (1)	44.17%	8.34%	39.69%	36.16%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	40.63%	46.43%	39.88%	42.44%
Debt to Gross Real Estate Book Ratio (1)	60.48%	63.41%	55.54%	61.84%
Secured Debt to Secured Assets Gross Book (1, 2)	61.44%	68.97%	60.30%	59.84%

(1) Excludes property level capital obligations.
(2) Secured debt ratio includes only property level secured debt.

Property NOI and Coverage Ratios

Unaudited

($000’s omitted)

		Three Months Ended				Three Months Ended			Nine Months Ended
		Sep-04	Sep-03	+/-%		Jun-04	+/-%		Sep-04	Sep-03	+/-%
Funds from operations		40,662	31,833	8,829	28%	44,146	(3,484)	-8%	119,799	93,636	26,163	28%

Less:	Non – Building Revenue	16,251	9,599	6,652	69%	19,498	(3,246)	-17%	56,434	26,919	29,515	110%

Plus:	Interest Expense (incl. Capital Lease Int.)	16,404	11,143	5,261	47%	14,740	1,665	11%	46,133	33,413	12,719	38%
	Non Real Estate Depreciation	990	1,236	(246)	-20%	968	22	2%	2,913	3,585	(672)	-19%
	MG&A Expense	5,574	2,994	2,580	86%	4,467	1,106	25%	20,944	8,984	11,960	133%
	Preferred Dividend	4,843	2,093	2,750	131%	3,446	1,396	41%	11,289	6,693	4,596	69%
GAAP NOI		52,222	39,700	12,522	32%	48,270	3,952	8%	144,643	119,392	25,251	21%

Non-cash adjustments
Less:	Free Rent (Net of Amortization)	1,557	948	609	64%	1,109	448	40%	3,552	2,610	942	36%
	Net FAS 141 Adjustment	337	111	227	205%	334	4	1%	963	203	760	374%
	Straightline Revenue Adjustment	3,646	3,047	599	20%	3,608	38	1%	10,682	8,794	1,888	21%

Plus:	Allowance for S/L tenant credit loss	697	270	427	158%	706	(9)	-1%	2,342	1,046	1,296	124%
	Ground Lease Straight-line Adjustment	160	160	—	0%	160	—	0%	480	480	—	0%
Cash NOI		47,539	36,024	11,515	32%	44,086	3,453	8%	132,268	109,311	22,956	21%

	Real Estate Revenue, net	74,507	68,790	5,717	8%	68,959	5,548	8%	215,835	210,921	4,914	2%

Components of debt and fixed charges
	Interest on Fixed Rate Loans	13,501	7,372	6,129	83%	12,679	823	6%	37,391	21,266	16,126	76%
	Interest on Floating Rate Loans	2,903	3,771	(868)	-23%	2,061	842	41%	8,743	12,148	(3,406)	-28%
	Fixed Amortization Principal Payments	826	927	(102)	-11%	908	(83)	-9%	2,802	2,862	(61)	-2%
Total Debt Service		17,230	12,070	5,160	43%	15,648	1,583	10%	48,935	36,276	12,659	35%

	Payments under Ground Lease Arrangements	3,599	3,206	393	12%	3,706	(107)	-3%	11,010	9,316	1,695	18%
	Dividends on redeemable/convertible preferred shares	—	2,093	(2,093)	-100%	—	—		—	6,693	(6,693)	-100%
	Dividends on perpetual preferred shares	4,843	—	4,843		3,446	1,396	41%	11,289	—	11,289	0%
Total Fixed Charges		25,672	17,369	8,304	48%	22,800	2,873	13%	71,234	52,285	18,950	36%

Adjusted EBITDA		62,537	46,288			63,399			184,971	137,224
Interest Coverage Ratio		3.81	4.15			4.30			4.01	4.11
Debt Service Coverage ratio		3.63	3.83			4.05			3.78	3.78
Fixed Charge Coverage ratio		2.44	2.67			2.78			2.60	2.62

2004 Same Store

Unaudited

($000’s omitted)

		Three Months Ended September 30,				Three Months Ended June 30,
		2004	2003	+/-%		2004	+/-%
Revenues
	Rental Revenue	48,370	47,171	1,199	3%	48,660	(290)	-1%
	Credit Loss	(300)	(131)	(168)	129%	(334)	33	-10%
	Signage Rent	228	51	177	351%	52	176	335%
	Escalation & Reimbursement Revenues	11,063	10,567	496	5%	7,987	3,076	39%
	Investment & Other Income	1,889	1,754	135	8%	103	1,787	1743%
	Total Revenues	61,250	59,411	1,839	3%	56,468	4,782	8%
Expenses
	Operating Expense	16,467	16,480	(12)	0%	14,609	1,858	13%
	Ground Rent	3,159	3,259	(101)	-3%	3,159	(1)	0%
	Real Estate Taxes	10,056	9,470	586	6%	9,308	748	8%
		29,682	29,210	473	2%	27,076	2,606	10%

	EBITDA	31,568	30,201	1,368	5%	29,392	2,176	7%

	Interest	5,723	6,661	(938)	-14%	5,960	(237)	-4%
	Depreciation & Amortization	9,344	9,707	(363)	-4%	9,349	(5)	0%

	Income Before Minority Interest	16,501	13,833	2,668	19%	14,083	2,418	17%
Plus:	Real Estate Depreciation & Amortization	9,240	9,069	171	2%	9,198	41	0%

	FFO	25,741	22,903	2,838	12%	23,281	2,460	11%

Less:	Non – Building Revenue	734	1,491	(757)	-51%	90	644	718%

Plus:	Interest Expense	5,723	6,661	(938)	-14%	5,960	(237)	-4%
	Non Real Estate Depreciation	104	638	(534)	-84%	151	(47)	-31%
	GAAP NOI	30,834	28,710	2,124	7%	29,302	1,532	5%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	342	411	(68)	-17%	496	(153)	-31%
	Straightline Revenue Adjustment	1,228	1,314	(87)	-7%	1,339	(111)	-8%

Plus:	Allowance for S/L tenant credit loss	300	131	169	129%	334	(34)	-10%
	Ground Lease Straight-line Adjustment	160	160	—	0%	160	0	0%
	Cash NOI	29,724	27,276	2,448	9%	27,961	1,762	6%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	50.70%	49.46%			51.67%
	Cash NOI to Real Estate Revenue, net	48.88%	46.99%			49.30%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.89%	55.07%			57.24%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.81%	52.33%			54.59%

DEBT SUMMARY SCHEDULE

Unaudited

($000’s omitted)

	Principal O/S		Fixed	2004			As-Of
	Outstanding		Annual	Principal	Maturity	Due at	Right	Earliest
	9/30/2004	Coupon	Payment	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	75,705	8.29%	7,058	717	10/11/2007	72,320	—	Oct-03
673 First Avenue	35,000	5.67%	1,985	—	2/20/2013	29,863	—	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,038	7.90%	2,453	387	5/1/2009	12,196	—	Apr-03
711 Third Avenue	47,720	8.13%	4,444	434	9/10/2005	47,247	—	Jun-04
220 E 42nd Street	210,000	5.23%	11,360	—	11/1/2013	175,299	—	Dec-06
420 Lexington Avenue	119,891	8.44%	12,563	1,871	11/1/2010	104,406	—	Open
	513,354	6.86%	39,862	3,409		441,331

Secured fixed Rate Debt-Other
Wells Fargo Unsecured Term Loan (Libor + 150 bps) (1)	100,000	3.83%	3,830	—	12/29/2008	100,000	—	Dec-04
Secured Credit Facilities - hedged (2)	70,000	7.80%	—	—	12/26/2006	—	—	Nov-04
	170,000	5.46%	3,830	—		100,000
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 125bps) (3)	325,000	4.92%	15,976	—	8/24/2009	325,000	—	Nov-05
	325,000	4.92%	15,976	—		325,000

Total Fixed Rate Debt/Wtd Avg	1,008,354	6.00%	59,668	3,409		866,331

Floating rate Debt

Secured floating rate debt
Secured Credit Facilities - unhedged (Libor + 120bps)(4)	73,900	2.86%	—	—	12/22/2006	—	—	Open

Total Floating Rate Secured Debt/Wtd Avg	73,900	2.86%	—	—		—

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 120 bps)	45,000	2.93%	—	—	3/20/2006	—	—	Open
Total Floating Rate Unsecured Debt/Wtd Avg	45,000	2.93%	—	—		—

Total Floating Rate Debt Outstanding	118,900	2.89%				—

Total Debt/Wtd Avg	1,127,254	5.67%				866,331

Weighted Average Balance & Interest Rate	1,030,571	5.76%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	44,894	22,402	4.57%	—	—	7/9/2008	21,297	—	Open
1250 Broadway (Libor Swap of 4.03% + 250bps) (5)	115,000	63,250	6.53%	7,510	—	8/1/2006	46,750	10/1/2006	Open
1221 Avenue of Americas (Eurodollar + 95bps)	175,000	78,750	2.01%	—	—	12/29/2006	78,750	—	Dec-04
1515 Broadway (Libor + 90 bps) (6)	425,000	233,750	3.84%	—	—	7/9/2006	233,750	—	Open
19 W 44th Street (Libor + 270bps)	46,827	16,389	4.39%	—	—	9/1/2005	16,389	—	Open
1 Park Avenue	238,500	39,830	5.80%	—	—	5/11/2006	39,830	—	Open
100 Park Avenue JV	117,106	58,435	8.00%	10,743	1,010	9/1/2010	53,637	—	Open
485 Lexington Ave (Libor + 200bps)	175,585	52,676	3.65%	—	—	7/27/2007	52,675	—

Total Joint Venture Debt/Wtd Avg	1,337,912	565,482	4.48%	18,253	1,010		543,078

Weighted Average Balance & Interest Rate with SLG JV debt		1,613,090	5.29%

(1) There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2) This represents a collar which is hedging the secured credit facility at a LIBOR rate of 6.10% through November 4, 2004.

(3) WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009.. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(4) Secured credit facilities includes $18.9mm which is secured by a structured finance loan which matures in December 2004 and accrues interest expense at 200bps +Libor.Interest rate represents weighted interest rate between two facilities.

(5) Swap on $46.75mm executed on SLG portion only through January 11, 2005

(6) In January 2004 a swap at a Libor of 1.855% was placed on $100mm of SL Green’s share of debt from June 2004 through June 2005..

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement (REIT)

($000’s omitted)

Property	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,108	3,304	3,304	14,439	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,207	2032
461 Fifth Avenue (2)	1,787	1,787	894	—	—	2006	(6)

Total	13,769	13,867	13,170	12,276	15,646

Capitalized Lease
673 First Avenue	1,290	1,322	1,416	1,416	16,385	2037

(1)               Per the balance sheet at September 30, 2004.

(2)               These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)               The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)               Subject to renewal at the Company’s option through 2029.

(5)               Excludes portion payable to SL Green as owner of 50% leasehold.

(6)               The Company has an option to extend the ground lease for 3 successive periods of twenty-one years each followed by a fourth period of fifteen years. The Company also has an option to purchase the ground lease for a fixed price on a specific date.

STRUCTURED FINANCE

($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate

9/30/2003	167,954	128,030	11.27%	11.35%	1.05%

Originations/Accretion	1,955
Preferred Equity	59,380
Redemptions	(10,300)
12/31/2003	218,989	169,393	11.53%	11.91%	1.12%

Originations/Accretion	80,020
Preferred Equity	(7,044)
Redemptions	(15,426)
3/31/2004	276,538	269,618	12.16%	12.03%	1.09	%(2)

Originations/Accretion	117,362
Preferred Equity	(59,400)
Redemptions	(70,204)
6/30/2004	264,296	235,153	10.19%	10.10%	1.37	%(2)

Originations/Accretion	5,000
Preferred Equity	75,000
Redemptions	(18,489)
9/30/2004	325,807	302,092	10.17%	10.32%	1.84	%(2)

(1)               Accretion includes original issue discounts and compounding investment income.

(2)               At quarter end $188mm of assets have fixed index rates. The weighted average base rate is 2.51%.

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield

Junior Mortgage Participation	$133,739	$994,000	$212	9.97%	9.67%

Mezzanine Debt	$109,325	$514,000	$156	10.12%	10.54%

Preferred Equity	$82,743	$535,000	$120	10.85%	11.02%

Balance as of 9/30/04	$325,807	$2,043,000	$164	10.17%	10.32%

Current Maturity Profile

(1)               Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2)               The average maturity is 4.8 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	Submarket	Ownership	Sq. Feet	Sq. Feet	Sep-04	Jun-04	Mar-04	Dec-03	Sep-03	Rent ($’s )	100%	SLG	Tenants

PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	94.7	96.4	95.8	96.0	96.0	8,360,964	3	2	23
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	88.9	89.4	89.4	85.8	91.8	5,658,468	2	1	27
1372 Broadway	Times Square South	Fee Interest	508,000	3	99.6	99.6	99.5	99.5	99.6	16,633,200	5	4	28
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	96.8	97.8	94.3	94.3	94.3	5,002,092	2	1	22
1466 Broadway	Times Square	Fee Interest	289,000	2	94.3	92.7	89.3	89.4	91.3	11,094,696	4	2	104
17 Battery Place - North	World Trade/ Battery	Fee Interest	419,000	2	100.0	100.0	100.0	100.0	100.0	10,374,696	3	2	7
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	86.8	88.4	87.9	89.1	89.7	3,246,852	1	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	71.8	71.8	100.0	100.0	100.0	945,468	0	0	3
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	95.4	88.7	93.0	7,574,868	2	2	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	3	90.0	89.0	89.4	90.4	94.9	13,479,180	4	3	87
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	7	96.8	98.4	98.2	94.1	97.5	51,118,536	17	11	255
440 Ninth Avenue	Times Square South	Fee Interest	339,000	2	98.7	98.7	100.0	100.0	100.0	9,100,596	3	2	15
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	85.1	88.9	88.4	85.7	94.7	8,032,332	3	2	23
555 West 57th	Midtown West	Fee Interest	941,000	5	100.0	99.8	99.8	99.8	99.9	25,282,416	8	6	20
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	80.6	99.1	99.8	99.8	99.8	10,502,448	3	2	12
70 West 36th Street	Times Square South	Fee Interest	151,000	1	97.1	98.8	98.8	96.8	96.8	4,231,452	1	1	32
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	98.1	98.6	99.2	99.8	99.8	21,186,264	7	4	18
Subtotal / Weighted Average			6,310,000	37	95.2	97.0	96.9	95.8	97.5	$211,824,528	69	46	735

Adjustments
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	16,074,468	5	4	4
220 East 42nd Street	Grand Central East	Fee Interest	1,135,000	7	97.4	94.5	94.5	94.5	94.5	36,998,508	12	8	44
461 Fifth Avenue	Grand Central	Leasehold Interest	200,000	1	88.7	90.7	97.1	93.9	—	10,657,488	3	2	18
750 Third Avenue	Grand Central North	Fee Interest	780,000	5	100.0	—	—	—	—	31,426,144	10	7	1
Subtotal / Weighted Average			2,640,000	15	98.0	95.6	96.3	96.0	96.2	$95,156,608	31	21	67

Total/ Weighted Average Properties 100% Owned			8,950,000	52	96.1	96.7	96.8	95.9	97.3	$306,981,136	100	67	802

PROPERTIES <100% OWNED
Unconsolidated
180 Madison Avenue - 50%	Grand Central South	Fee Interest	265,000	2	80.3	82.6	82.7	85.6	87.0	7,449,180		1	47
1 Park Avenue - 16.7%	Grand Central South	Fee Interest	913,000	5	94.6	94.6	94.6	91.1	86.0	33,508,728		1	16
19 West 44th Street -35%	Grand Central	Fee Interest	292,000	2	87.2	86.8	87.4	—	—	9,128,177		1	62
1250 Broadway -55%	Penn Station	Fee Interest	670,000	4	88.6	94.8	93.1	91.9	91.8	19,946,196		2	31
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	5	93.2	98.4	98.3	97.6	95.8	31,185,636		3	40
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	10	98.3	96.0	94.8	96.2	95.8	73,944,612		9	12
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	15	97.9	98.8	98.8	98.8	—	125,244,132		12	23
485 Lexington Avenue - 30%	Grand Central North	Fee Interest	921,000	5	100.0	—	—	—	—	34,233,680		3	1
Subtotal / Weighted Average			8,195,000	48	95.7	96.1	95.7	92.6	92.6	$334,640,341		33	232

Grand Total/ Weighted Average			17,145,000	100	95.9	96.6	96.3	95.8	95.5	$641,621,477			1,034
Grand Total - SLG share of Annualized Rent										$453,320,637		100

(1)           Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant Name	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent

Teachers Insurance & Annuity Assoc.	485 Lexington Ave & 750 Third Ave	2005	1,700,407	$65,659,824	$38.61	10.2%	$41,696,248	9.2%
Viacom International, Inc.	1515 Broadway	2013, 2015	1,355,589	$63,287,508	$46.69	9.9%	$34,808,129	7.7%
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	496,249	$31,927,800	$64.34	5.0%	$14,367,510	3.2%
Societe Generale	1221 Ave.of the Americas	Various	486,662	$23,679,828	$48.66	3.7%	$10,655,923	2.4%
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	$18,443,640	$43.88	2.9%	$8,299,638	1.8%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	$13,216,008	$31.53	2.1%	$13,216,008	2.9%
Salomon Smith Barney	125 Broad Street	2010	330,900	$10,610,628	$32.07	1.7%	$10,610,628	2.3%
Visiting Nurse Service of New York	1250 Broadway	2005, 2006, 2011	252,331	$7,478,292	$29.64	1.2%	$4,113,061	0.9%
The City of New York	17 Battery Place	2012	249,854	$6,253,632	$25.03	1.0%	$6,253,632	1.4%
BMW of Manhattan	555 West 57th Street	2012	227,782	$3,776,988	$16.58	0.6%	$3,776,988	0.8%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013	188,583	$5,962,644	$31.62	0.9%	$5,962,644	1.3%
New York Presbyterian Hospital	555 West 57th Street & 673 First Ave	2006, 2009 & 2021	181,959	$5,202,540	$28.59	0.8%	$5,202,540	1.1%
Altria Corporate Services	100 Park Avenue	2007	175,887	$7,552,092	$42.94	1.2%	$3,776,046	0.8%
Columbia House Company	1221 Ave.of the Americas	Various	175,312	$8,180,916	$46.66	1.3%	$3,681,412	0.8%
City University of New York - CUNY	555 West 57th Street	2010, 2011 & 2015	171,733	$5,398,536	$31.44	0.8%	$5,398,536	1.2%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	168,390	$6,171,156	$36.65	1.0%	$3,085,578	0.7%
Segal Company	1 Park Avenue	2009	157,947	$6,196,692	$39.23	1.0%	$1,034,848	0.2%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	$7,091,676	$47.92	1.1%	$3,191,254	0.7%
The Mt. Sinai and NYU Hospital Centers	1 Park Avenue	2003 & 2015	140,600	$5,158,140	$36.69	0.8%	$861,409	0.2%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$4,206,636	$31.23	0.7%	$4,206,636	0.9%
Tribune Newspaper	220 East 42nd Street	2010	134,208	$4,045,704	$30.15	0.6%	$4,045,704	0.9%
St. Luke’s Hospital Center	555 West 57th Street	2014	134,150	$3,788,880	$28.24	0.6%	$3,788,880	0.8%
Ross Stores, Inc.	1372 Broadway	2010	126,001	$3,680,532	$29.21	0.6%	$3,680,532	0.8%
Fahnestock & Co., Inc.	125 Broad Street	2013	105,008	$3,054,600	$29.09	0.5%	$3,054,600	0.7%
JP Morgan Chase Bank	1221 Ave.of the Americas	Various	103,991	$6,399,600	$61.54	1.0%	$2,879,820	0.6%

TOTAL			8,185,666	$326,424,492	$39.88	50.9%	$201,648,204	44.5%

Wholly Owned Portfolio + Allocated JV Properties			17,145,000	$641,621,477	$37.42		$453,320,637

THIRD QUARTER 2004 - LEASING ACTIVITY

Available Space

Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)
Vacancy at 6/30/04			554,940

Expiring Space
Office
	317 Madison Avenue	5	10,568	10,549	35.05
	1515 Broadway	1	597	640	20.00
	461 Fifth Avenue	2	13,278	13,278	59.84
	1 Park Avenue	1	414	414	33.83
	180 Madison Avenue	5	16,705	21,581	26.03
	100 Park Avenue	3	43,868	43,868	43.83
	1250 Broadway	1	44,500	44,500	32.52
	286 Madison Avenue	2	4,137	4,426	32.03
	292 Madison Avenue	1	4,406	5,652	39.13
	1414 6th Avenue	5	10,823	11,127	40.52
	70 West 36th Street	1	2,598	2,598	29.10
	470 Park Ave South	1	9,964	9,964	27.11
	673 First Avenue	3	110,000	110,000	28.29
	1140 Sixth Avenue	1	3,398	4,424	27.64
	1372 Broadway	1	369	504	26.19
	19 West 44th Street	6	10,543	10,543	32.71
	1221 Sixth Avenue	3	23,781	23,781	38.08
	711 Third Avenue	1	2,727	3,864	34.02
	440 Ninth Avenue	3	57,051	65,331	29.23
	1466 Broadway	13	13,524	15,206	39.49
	420 Lexington Avenue	18	21,939	27,220	40.74
	Total/Weighted Average	77	405,190	429,470	33.84

Retail
	317 Madison Avenue	1	728	728	201.71
	1250 Broadway	1	3,717	3,717	44.37
	Total/Weighted Average	2	4,445	4,445	70.14

Storage
	461 Fifth Avenue	1	840	840	24.92
	100 Park Avenue	1	905	905	10.00
	1466 Broadway	2	809	883	18.00
	Total/Weighted Average	4	2,554	2,628	17.46

Move Outs
Office
	317 Madison Avenue	9	41,915	50,595	30.42
	1515 Broadway	1	5,153	5,153	19.80
	180 Madison Avenue	1	1,180	1,180	39.73
	286 Madison Avenue	1	1,834	2,620	36.38
	1414 6th Avenue	1	2,382	2,382	37.32
	673 First Avenue	1	12,883	12,883	27.35
	1466 Broadway	4	2,762	2,903	39.53
	420 Lexington Avenue	6	23,370	28,197	35.95
	Total/Weighted Average	24	91,479	105,913	31.66

Storage
	317 Madison Avenue	2	75	75	12.00
	Total/Weighted Average	2	75	75	12.00

Retail
	317 Madison Avenue	2	17,876	21,760	42.07
	1515 Broadway	1	46,459	46,459	3.23
	1466 Broadway	1	1,524	1,524	56.20
		4	65,859	69,743	16.51

Relocating Tenants
Office
	317 Madison Avenue	2	8,403	11,825	34.31
	180 Madison Avenue	1	1,125	1,125	39.75
	110 East 42nd Street	1	1,448	2,003	37.48
	19 West 44th Street	2	3,546	3,566	37.91
	440 Ninth Avenue	2	35,606	46,242	28.77
	1466 Broadway	1	415	415	44.00
		9	50,543	65,176	30.83

Available Space
Office		110	547,212	600,559	33.13
Retail		6	70,304	74,188	19.72
Storage		6	2,629	2,703	17.31
	Total	122	620,145	677,450	31.60

Available Space			1,175,085

(1)           Escalated Rent is calculated as Total Annual Income less Electric Charges

Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

Available Space as 9/30/04				1,175,085
Renewing Tenants
Office
	1 Park Avenue	1	3.0	414	414	34.84	33.83	—	—
	180 Madison Avenue	1	5.1	3,825	5,625	35.00	24.97	—	1.0
	286 Madison Avenue	1	3.0	2,035	2,035	28.00	32.76	4.62	—
	1414 6th Avenue	1	3.0	1,243	1,547	33.50	42.08	8.05	—
	19 West 44th Street	1	0.5	2,304	2,304	37.55	37.55	—	—
	1221 Sixth Avenue	1	4.0	431	431	44.06	30.25	—	—
	1466 Broadway	3	2.4	2,008	2,699	38.86	40.01	2.01	0.7
	420 Lexington Avenue	3	4.2	8,013	8,507	42.50	41.09	6.33	—
	Total/Weighted Average	12	3.6	20,273	23,562	37.86	35.71	3.44	0.3

Storage
	461 Fifth Avenue	1	5.0	840	840	22.50	24.92	—	—
	Total/Weighted Average	1	5.0	840	840	22.50	24.92	—	—

Relocating Tenants
Office
	317 Madison Avenue	2	4.6	4,676	5,756	30.77	24.69	20.96	0.4
	180 Madison Avenue	1	5.1	1,438	2,114	37.00	41.00	10.00	2.0
	110 East 42nd Street	1	2.1	594	933	32.50	27.39	—	—
	19 West 44th Street	2	5.0	2,988	3,008	36.00	34.08	4.91	—
	440 Ninth Avenue	2	7.5	37,309	42,624	26.80	29.74	50.00	4.0
	1466 Broadway	1	4.0	414	650	37.00	37.64	1.35	—
	Total/Weighted Average	9	6.8	47,419	55,085	28.33	29.93	41.55	3.2

New Tenants Replacing Old Tenants
Office
	317 Madison Avenue	7	13.2	65,774	72,114	34.67	25.13	51.42	6.4
	1515 Broadway	1	11.0	5,153	5,153	45.00	19.47	47.00	7.0
	461 Fifth Avenue	1	3.7	2,339	2,482	48.00	53.56	8.00	0.5
	180 Madison Avenue	2	3.7	2,528	3,367	39.29	30.41	3.53	1.6
	292 Madison Avenue	1	7.0	4,406	5,722	34.00	38.65	10.61	2.0
	555 West 57th Street	1	5.0	1,535	1,887	33.00	23.39	5.00	2.0
	1414 Sixth Avenue	1	3.0	980	980	34.00	61.12	—	—
	673 First Avenue	2	17.4	15,001	15,001	26.00	29.03	25.00	4.0
	19 West 44th Street	1	2.2	325	384	35.00	28.93	5.00	—
	440 Ninth Avenue	3	7.9	55,348	69,363	19.00	28.45	—	6.0
	1466 Broadway	5	3.5	5,099	6,755	36.15	41.68	10.55	1.3
	420 Lexington Avenue	9	6.1	9,223	13,852	34.78	38.68	14.91	0.3
	Total/Weighted Average	34	10.1	167,711	197,060	29.03	28.98	23.89	5.1

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

Retail
	317 Madison	2	15.6	6,825	6,825	210.00	83.29	56.07	6.0
	1515 Broadway	1	15.0	42,291	42,817	34.50	3.23	—	9.0
	Total/Weighted Average	3	15.1	49,116	49,642	58.63	14.24	7.71	8.6

Storage

	317 Madison Avenue	1	10.3	51	86	20.00	12.00	—	—
	Total/Weighted Average	1	10.3	51	86	20.00	12.00	—	—

	Total/Weighted Average Office	55	8.9	235,403	275,707	29.65	29.74	25.67	4.30
	Total/Weighted Average Retail	3	15.1	49,116	49,642	58.63	14.24	7.71	8.60
	Total/Weighted Average Storage	2	5.5	891	926	22.27	23.72	—	—

New Tenants Replacing Vacancies
Office
	317 Madison	1	5.2	3,421	5,091	32.00		6.72	3
	220 East 42nd Street	2	8.6	32,317	33,156	32.40	—	31.57	4.5
	1515 Broadway	2	11.0	45,283	50,688	45.00	—	47.00	7.0
	180 Madison Avenue	1	3.0	511	751	38.00	—	24.63	—
	1250 Broadway	1	5.0	3,072	3,236	33.00	—	29.00	—
	1414 Sixth Avenue	1	3.8	1,283	1,833	36.63	—	—	—
	19 West 44th Street	1	2.1	3,271	3,271	35.00	—	—	—
	1466 Broadway	7	3.2	5,217	6,704	36.37	—	20.47	1.0
	420 Lexington Avenue	1	5.0	2,844	4,017	29.00	—	33.01	1.0
	Total/Weighted Average	17	8.7	97,219	108,747	37.60	—	35.36	4.9

Retail
	Total/Weighted Average	—	—	—	—	—	—	—	—

Storage
	317 Madison Avenue	1	10.3	218	316	20.00	—	—	—
	461 Fifth Avenue	1	3.2	199	200	25.00	—	—	—
	Total/Weighted Average	2	7.5	417	516	21.94	—	—	—

Leased Space
	Office	72	8.9	332,622	384,454	31.90	29.74	28.41	4.5
	Retail	3	15.1	49,116	49,642	58.63	14.24	7.71	8.6
	Storage	4	6.2	1,308	1,442	22.15	23.72	—	—
	Total	79	9.6	383,046	435,538	34.91	27.36	25.96	4.9

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

Sub-Total Available Space @ 9/30/04				792,039

Holdover Tenants
Office
	317 Madison	2		3,114	3,114	32.28	32.28	—	—
	461 Fifth Avenue	1		6,639	6,639	59.84	59.84	—	—
	180 Madison Avenue	2		4,803	5,940	26.38	26.38	—	—
	100 Park Avenue	1		1,189	1,189	48.60	48.60	—	—
	1250 Broadway	1		3,717	3,717	44.37	44.37	—	—
	286 Madison Avenue	1		2,102	2,391	31.41	31.41	—	—
	1414 Ave of Americas	3		8,600	8,600	37.89	37.89	—	—
	1372 Broadway	1		369	504	26.19	26.19	—	—
	19 West 44th Street	4		6,401	6,401	32.14	32.14	—	—
	1221 Sixth Avenue	1		279	279	42.44	42.44	—	—
	1466 Broadway	9		10,054	11,080	37.95	37.95	—	—
	420 Lexington Avenue	7		5,019	6,168	32.73	32.73	—	—
		33		52,286	56,022	38.04	38.04	—	—

Storage
	1466 Broadway	2		809	883	18.00	18.00	—	—
		2		809	883	18.00	18.00	—	—

Retail
	673 First Avenue	1		30,000	30,000	14.99	14.99	—	—
		1		30,000	30,000	14.99	14.99	—	—

Total Available Space @ 9/30/04				708,944

Early Renewals
Office
	317 Madison	5	3.2	12,214	17,365	30.43	36.98	8.89	0.9
	1515 Broadway	1	3.7	32,700	33,998	45.00	41.36	—	—
	1 Park Avenue	1	15.0	50,000	53,494	33.00	33.03	35.00	2.0
	286 Madison Avenue	3	2.8	9,203	10,127	29.02	28.48	7.29	—
	555 West 57th Street	3	8.7	6,892	9,947	30.55	19.64	3.92	—
	70 West 36th Street	1	5.0	1,827	2,722	25.00	27.55	—	—
	1466 Broadway	1	2.3	3,237	4,720	32.00	36.13	—	—
	420 Lexington Avenue	4	3.6	3,622	5,174	37.54	43.52	3.93	—
	Total/Weighted Average	19	8.3	119,695	137,547	35.15	34.68	15.70	0.9

Renewals
	Expired/Renewed Office	12	3.6	20,273	23,562	37.86	35.71	3.44	0.3
	Early Renewals Office	19	8.3	119,695	137,547	35.15	34.68	15.70	0.9
	Total	31	7.6	139,968	161,109	35.55	34.83	13.91	0.8

* Annual Base Rent

** Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS

Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2004 Weighted Average Asking Rent $/psf

In 1st Quarter 2004*	16	11,359	0.13%	$383,004	$33.72	$37.76
In 2nd Quarter 2004*	7	5,232	0.06%	$335,928	$64.21	$65.12
In 3rd Quarter 2004	19	80,236	0.91%	$2,241,972	$27.94	$29.60
In 4th Quarter 2004	30	82,413	0.93%	$2,584,572	$31.36	$35.46
Total 2004	72	179,240	2.03%	$5,545,476	$30.94	$33.85

In 1st Quarter 2005	39	118,519	1.34%	$4,950,504	$41.77	$43.17
In 2nd Quarter 2005	33	85,455	0.97%	$3,165,204	$37.04	$35.16
In 3rd Quarter 2005	35	146,985	1.66%	$4,849,008	$32.99	$34.80
In 4th Quarter 2005	27	907,585	10.28%	$35,977,156	$39.64	$47.72
Total 2005	134	1,258,544	14.26%	$48,941,872	$38.89	$44.93

2006	110	580,971	6.58%	$19,976,004	$34.38	$42.06
2007	110	377,746	4.28%	$14,537,100	$38.48	$44.59
2008	109	641,783	7.27%	$23,460,672	$36.56	$37.44
2009	72	643,197	7.29%	$23,376,468	$36.34	$36.09
2010	66	1,521,613	17.24%	$52,725,024	$34.65	$35.51
2011	34	387,379	4.39%	$17,082,876	$44.10	$54.96
2012	28	788,879	8.94%	$20,294,544	$25.73	$29.87
2013	35	741,591	8.40%	$26,313,384	$35.48	$35.63
Thereafter	74	1,707,162	19.34%	$54,727,716	$32.06	$39.23

	844	8,828,105	100.00%	$306,981,136	$34.77	$38.90

* Includes month to month holdover tenants that expired prior to 9/30/04.

** Tenants may have multiple leases.

*** Represents current in place annualized rent allocated by year of maturity.

Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2004 Weighted Average Asking Rent $/psf

In 1st Quarter 2004*	4	6,703	0.09%	$168,612	$25.15	$38.85
In 2nd Quarter 2004	2	2,675	0.03%	$97,164	$36.32	$37.61
In 3rd Quarter 2004	5	10,642	0.14%	$408,180	$38.36	$50.09
In 4th Quarter 2004	6	15,556	0.20%	$986,100	$63.39	$66.89
Total 2004	17	35,576	0.46%	$1,660,056	$46.66	$54.38

In 1st Quarter 2005	11	82,198	1.06%	$2,946,000	$35.84	$43.79
In 2nd Quarter 2005	11	164,313	2.13%	$7,837,320	$47.70	$51.13
In 3rd Quarter 2005	5	80,416	1.04%	$1,930,848	$24.01	$25.91
In 4th Quarter 2005	13	948,989	12.28%	$35,255,276	$37.15	$49.88
Total 2005	40	1,275,916	16.51%	$47,969,444	$37.60	$48.14

2006	35	401,938	5.20%	$12,802,980	$31.85	$38.78
2007	24	487,632	6.31%	$25,712,652	$52.73	$50.18
2008	28	555,234	7.19%	$22,297,452	$40.16	$48.98
2009	27	631,745	8.18%	$27,615,276	$43.71	$44.48
2010	18	1,340,107	17.34%	$59,163,408	$44.15	$47.88
2011	6	177,710	2.30%	$7,392,012	$41.60	$46.24
2012	8	158,759	2.05%	$5,856,804	$36.89	$40.13
2013	8	983,886	12.73%	$49,115,268	$49.92	$54.99
Thereafter	39	1,679,110	21.73%	$75,054,989	$44.70	$63.50

	250	7,727,613	100.00%	$334,640,341	$43.30	$51.48

* Includes month to month holdover tenants that expired prior to 9/30/04.

** Tenants may have multiple leases.

*** Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2004	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	98	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	93	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	99	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Times Square South	339,000	76	99	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	88
	290 Madison Avenue			36,800	86	72
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	98	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	83	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	95	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	89	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	95	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	96	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations	1,135,000	92	95	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Fee Interest	Grand Central	200,000	94	91	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	99	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV+B12	Fee Interest	Grand Central	292,000	86	87	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central North	779,000	100	100	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central North	921,000	100	100	$225,000,000
				1,992,000			$547,000,000

(1) Acquisition price represents gross price for consolidated acquisitions as well as joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG’s pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends.  In accordance with NAREIT’s White Paper on FFO, SLG includes the effect of straight-line rents in FFO.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale, and operating properties less minority interests’ share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green
Chairman of the Board

Marc Holliday
CEO and President

Gerard Nocera
Chief Operating Officer

Gregory F. Hughes
Chief Financial Officer

Andrew Mathias
Chief Investment Officer

Andrew S. Levine
General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs and Company	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
KeyBanc Capital Markets	Francis X Greywitt III	(216) 263-4795	fgreywitt@keybanccm.com
Legg Mason Wood Walker, Inc.	David M. Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers Holdings, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Prudential Equity Group, LLC	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.